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                        SECURITIES AND EXCHANGE COMMISSION
                                  WASHINGTON, D.C.


                                      FORM 8-K


                              CURRENT REPORT PURSUANT
                           TO SECTION 13 OR 15(d) OF THE
                          SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported): January 16, 2001
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                             United Heritage Corporation
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               (Exact Name of Registrant as Specified in Its Charter)



                                        Utah
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                   (State or Other Jurisdiction of Incorporation)



           0-9997                                      87-0372826
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  (Commission File Number)                (IRS Employer Identification Number)



          2 Caddo Street, Cleburne, Texas                    76031
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      (Address of Principal Executive Offices)                  (Zip Code)



                                    (817) 641-3681
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                  (Registrant's Telephone Number, Including Area Code)



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              (Former Name or Former Address, if Changed Since Last Report)


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ITEM 9. REGULATION FD DISCLOSURE

       On January 16, 2001, the Registrant is issuing the press release reproduced below:

                            * * * * * * * * * * * * * *

FOR IMMEDIATE RELEASE:

            UNITED HERITAGE CORPORATION ANNOUNCES ALL FIVE INFILL WELLS
                                DRILLED IN NEW MEXICO

                        COMPLETION/PRODUCTION TESTING BEGINS

         CLEBURNE, Texas - - January 16, 2001 - - United Heritage Corporation (NASDAQ: UHCP), an independent oil and gas exploration and development company with an estimated 168 million barrels of oil-in-place and 25.4 million barrels of proven reserves on its south Texas field and an estimated 97 million barrels of oil-in-place on its New Mexico fields, today announced that the fifth well in the five well New Mexico "infill drilling program" has been drilled. Because of good oil and gas shows in the samples taken from all three San Andres zones, and the positive indications from the electric logs, 5 1/2" production casing was set in this well as well as the other four wells in the program.

Completion procedures are now being implemented on the five wells. The P2 zone in well #302 has been completed with good production potential. Production equipment will begin being installed the week of January 15, 2001. The P2 zone in well #328 was perforated yesterday, with gas to the surface, and will be acidized today.

The two new Klaeger Oil Retrieval Systems (swabbing truck units) have proved that they can swab at least 100 barrels of total fluid per eight hour day. Well production information is being gathered to aid in establishing "swabbing patterns" which will make the swab trucks more efficient. We have recently found that gas gathering lines are readily available in the southern portion of the Cato Unit. This will expedite the establishment of gas production in this area of the field.

Because the five new infill wells are just now being completed, oil and gas production is coming from primarily two wells that have been recompleted/reworked and from the swabbing operation. The monthly field production is approximately 16,500,000 cubic feet of gas per month and approximately 2,380 barrels of oil per month. The production should increase dramatically with the completion of the five infill wells. We have also leased a gas compressor from Weatherford Global which will be set on or about January 19, 2001. This should greatly increase the gas sales and aid in oil production from the existing wells that are currently being produced. We anticipate that the gas production will increase to approximately 1,000,000 cubic feet per day.

About United Heritage Corporation:

Based in Cleburne, Texas, United Heritage Corporation is an oil & gas exploration and production company with four leasehold properties totaling 30,500 acres that are estimated to

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contain in excess of 265 million barrels of oil-in-place.  Currently, 25.4 million barrels have been classified as "proven undeveloped reserves" at the company's property in the Val Verde Basin of southwest Texas. United Heritage also purveys a line of specialized premium meat products under the brand name Heritage LIFESTYLE Products-TM-, which are marketed through several regional supermarket chains and over the Internet at (www.internetbeef.com).

This news release includes forward-looking statements that are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Acts of 1955. While these statements are made to convey to the public the company's progress, business opportunities, and growth prospects, readers are cautioned that such forward-looking statements represent management's opinion. Whereas management believes such representations to be true and accurate based on information and data available to the company at this time, actual results may differ materially from those described. The company's operations and business prospects are always subject to risk and uncertainties.
Important factors that may cause actual results to differ are set forth in the company's periodic business filings with the U.S. Securities and Exchange Commission.

CONTACT:

United Heritage Corporation

Walter Mize - (817) 641-3681

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                                    SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

                                     UNITED HERITAGE CORPORATION




Date: January 17, 2001               BY:      /s/ Walter G. Mize
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                                                   Walter G. Mize, President and
                                                   Chief Executive Officer



























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